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                          AGF INVESTMENTS AMERICA INC.

                       CODE OF ETHICS FOR PERSONAL TRADING

                                      2009

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TABLE OF CONTENTS


PURPOSE OF THE CODE............................................................1

   1.1      FAIR TREATMENT OF OUR MANAGED ACCOUNTS.............................1
   1.2      OUR RESPONSIBILITIES TO THE MANAGED ACCOUNTS.......................1
   1.3      ADDITIONAL CODES OF ETHICS.........................................1

STANDARDS OF CONDUCT...........................................................1

   2.1      STANDARD OF CARE...................................................1
   2.2      OBLIGATION TO COMPLY WITH LAW......................................1

CONFLICTS OF INTEREST..........................................................2

   3.1      REQUIREMENT FOR PROPER CONDUCT.....................................2
   3.2      DISCLOSURE.........................................................2

PERSONAL TRADING RULES FOR ACCESS PERSONS......................................2

   4.1      WHO IS AN "ACCESS PERSON"..........................................2
   4.2      PROHIBITED ACTIVITIES..............................................3
   4.3      REQUIREMENT FOR INDEPENDENT TRADING DECISION.......................3
   4.4      REQUIREMENT TO OBTAIN PRIOR APPROVAL FOR PERSONAL TRADES...........4
   4.5      PRE- CLEARANCE EXEMPT SECURITIES REQUIRING NOTIFICATION............4
   4.6      PRE- CLEARANCE AND NOTIFICATION EXEMPT SECURITIES..................5
   4.7      OBTAINING PRIOR APPROVAL...........................................5
   4.8      BLACKOUT PERIODS...................................................7
   4.9      TRADING ACTIVITY...................................................7
   4.10     PERSONAL TRADING REPORTING PROCEDURES..............................7
   4.11     COMPLIANCE REVIEW PROCEDURES.......................................8

SPECIAL RULES FOR OFFICERS AND DIRECTORS.......................................9

   5.1      REPORTING OF SIGNIFICANT INTEREST..................................9

ANNUAL REVIEW..................................................................9

   6.1      AUTHORITY TO REVIEW AND APPROVE CODE...............................9
   6.2      ANNUAL REPORT TO BOARD OF AGFA.....................................9
   6.3      ANNUAL REVIEW OF CODE..............................................9

ANNUAL CERTIFICATION OF COMPLIANCE.............................................9

   7.1      CERTIFICATION BY EMPLOYEES.........................................9


SCHEDULE  I
List of Securities Holdings Template

SCHEDULE  II
Sample Letter to send to Investment Advisors/Brokers to request Duplicate Trade Confirmation and Accounts Statements that are covered by this Code

AGF Investments America Inc. Code of Ethics for Personal Trading            2009

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PURPOSE OF THE CODE

1.1      FAIR TREATMENT OF OUR MANAGED ACOUNTS

         The purpose of this Code is to ensure the fair treatment of accounts managed or advised (collectively, the "Managed Accounts") by AGF INVESTMENTS AMERICA INC. ("AGFA"), through the highest standards of integrity and ethical conduct by employees, officers and directors.

1.2      OUR RESPONSIBILITIES TO THE MANAGED ACCOUNTS

         As an employee, officer or director of AGFA the interests of the Managed Accounts must be put ahead of personal self interests at all times. Above all, unfair advantage of a position, knowledge or relationship with the Managed Accounts must not be taken, nor must any engagement in conduct be taken that is not in the best interests of the Managed Accounts.

         There are special rules described in this Code that apply to personal trading activities for those employees identified as an "Access Person". All trading transactions for the Managed Accounts always have priority over all personal trading transactions.

1.3      ADDITIONAL CODES OF ETHICS

         In the case where an AGFA employee is also subject to other AGF Company Codes of Ethics, the more restrictive Code will apply (e.g. specific references to approval periods for personal trading).

STANDARDS OF CONDUCT

2.1      STANDARD OF CARE

         AGFA employees, officers and directors collectively have a fiduciary and statutory duty to the Managed Accounts to act honestly, in good faith and in the client's best interests as well as to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise under similar circumstances.

2.2      OBLIGATION TO COMPLY WITH LAW

         AGFA "Access Persons" and all other employees, officers and directors are required to comply with all laws applicable to our business operations, including securities laws, regulatory requirements, and other legal obligations concerning the provision of investment advisory services, insider trading and reporting of insider transactions. Each has a duty to know, understand and comply with any of those laws that apply to employment duties and responsibilities. Each must be aware that legal obligations might be more extensive than obligations under this Code. Furthermore, each is obligated to advise AGF Management Limited's Corporate Compliance & Oversight and the compliance officer of AGFA (collectively all referred to as "Compliance") of any changes that may affect their status. If uncertain about these requirements, contact Compliance for guidance.


AGF Investments America Inc. Code of Ethics for Personal Trading            2009

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CONFLICTS OF INTEREST

3.1      REQUIREMENT FOR PROPER CONDUCT

         AGFA has adopted standards regarding conduct and conflicts of interests found in the AGF Management Limited Code of Business Conduct and Ethics and each employee and officer is required to acknowledge and agree to abide by those as a condition of employment.

3.2      DISCLOSURE

         Should you be aware of the existence of a conflict of interest or the potential for one, you must immediately contact and provide all details to Compliance. If you are uncertain as to whether a conflict of interest exists or could arise, discuss the matter with Compliance immediately.

PERSONAL TRADING RULES FOR ACCESS PERSONS

         All "Access Persons" are subject to special rules and restrictions with respect to trading in securities within accounts covered by this Code (referred to as "personal trading"). Access Persons must not use any non-public information about the Managed Accounts for their direct or indirect personal benefit or in a manner that would not be in the best interests of the Managed Accounts. That prohibition includes, but is not limited to, what is commonly called "front-running" and market timing and they are not only a breach of this Code but are generally punishable under U.S. securities laws.

         Access Persons also must not use their position in AGFA to obtain special treatment or investment opportunities not generally available to the Managed Accounts or the public. Although independent directors of an AGF Company will not generally be considered to be Access Persons, they must adhere to the same standards of ethical conduct as Access Persons when they are in possession of non-public information or in the event they are offered opportunities not generally available to the public by reason of their directorship. Provisions specific to directors should be outlined in AGF Management Limited specific Codes of Conduct or Conflict as appropriate.

4.1      WHO IS AN "ACCESS PERSON"

(a) ACCESS TO NON-PUBLIC TRADING INFORMATION. An Access Person is an employee or officer of AGFA. who has, or is able to obtain, access to non-public information concerning the portfolio holdings, trading activities or the ongoing investment programs of any of the Managed Accounts. Examples of non-public information include access to trading blotters, portfolio accounting records, portfolio holdings, investment research and analysis.


(b) THESE RESTRICTIONS APPLY TO VARIOUS ACCOUNTS. The restrictions outlined in this Code apply to:

            o     Accounts registered in the Access Person's name;
            o Accounts for which the Access Person is able to, directly or indirectly, exercise or influence investment or voting control; and
            o Accounts for which the Access Person has a "beneficial interest".

(c) WHAT IS A "BENEFICIAL INTEREST". You have a beneficial interest in an account if you are currently in a position to receive benefits comparable to ownership benefits (through family relationship, understanding, agreement or by other arrangements) or if you have the ability to gain ownership, either immediately or at some future time.

AGF Investments America Inc. Code of Ethics for Personal Trading            2009

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(d) Examples of Beneficial Interest. An Access Person is considered to have a beneficial interest in accounts:

            o     registered in the Access Person's name;
            o held by the Access Person's spouse or other family members living in the same household (including common law and similar relationships);
            o held by a corporation, partnership or other entity in which the Access Person participates in the investment or voting decisions;
            o held in trust for the Access Person or those listed above, unless (i) the trustee is someone other than the Access Person's spouse or other family members living in the same household; and (ii) The Access Person is not able to, directly or indirectly, exercise investment or voting control over the account; and
            o held by an investment club, of which the Access Person or those listed above participate in the investment or voting decisions.

         The above list is not considered exhaustive. If you are uncertain about whether a beneficial interest exists, or wish to obtain an exemption for a specific account, contact Compliance. An exemption for a specific account may be possible in circumstances where the Access Person has limited or no control of investment decisions made in the account (e.g. an account managed by an unrelated third party where full discretion has been delegated to such third party) refer to 4.7(e) for details.

4.2      PROHIBITIED ACTIVITIES

         The following activities are prohibited:

            o     violating applicable securities laws;
            o communicating any non-public information concerning the Managed Accounts to anyone outside the Company;
            o inducing a Managed Account to take, or fail to take, any action because of personal interests;
            o using knowledge of a Managed Account's portfolio transactions to personally profit by the market effect of such transactions (e.g. "front-running", market timing or similar activities);
            o using a position in the Company to obtain special treatment or investment opportunities not generally available to the Managed Accounts or the public;
            o a purchase by an Access Person of an offering which is subject to allocation, such as an IPO or secondary public offering, or a private placement (other than the exceptions set out in sections 4.7 (b) and (c);
            o a personal trade by an Access Person to or from one of the AGF Managed Accounts;
            o a trade by an Access Person in a security for which there is an unfilled order outstanding for any of the Managed Accounts; and
            o the use of derivatives to evade the restrictions imposed by this Code.

         Other activities, which are not specifically listed, may still be inappropriate if they would place an Access Person in a position of conflict with the best interests of any of the Managed Accounts. If uncertain about whether a particular activity may be prohibited, contact Compliance.

4.3      REQUIREMENT FOR INDEPENDENT TRADING DECISION

         If a portfolio manager personally has registered ownership, can exercise investment or voting control or has a beneficial interest in a security, and wishes to buy or sell a security of the same issuer for the Managed Account managed or advised by him/her, that decision must be reviewed and confirmed by another portfolio manager or independent person uninfluenced by any factor other than whether the proposed trade is in the best interests of the Managed Account. The decision to buy or sell the security for a Managed Account must be reported to Compliance or a designated individual in AGFA in writing, along with supporting reasons for the decision.

AGF Investments America Inc. Code of Ethics for Personal Trading            2009

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4.4      REQUIREMENT TO OBTAIN PRIOR APPROVAL FOR PERSONAL TRADES

         All Access Persons must obtain prior approval from Compliance in AGFA, (where applicable using the AGF Pre-Clearance System) for any personal trade. Certain securities are exempt from this pre-clearance process. All other trades must be pre-cleared or notification submitted using the AGF Pre-Clearance System and will only be approved when Compliance AGFA., is satisfied that the personal trade will not conflict with the best interests of the Managed Accounts and has not been offered to the Access Person because of their position in AGFA.

(a) BROKERAGE ACCOUNTS: Access Persons must immediately notify Compliance of the existence or the opening of any brokerage account with a registered securities dealer regardless of whether there is intent to only hold securities exempted from pre-clearance. Compliance will record such disclosure as evidence of the Access Person's declaration.

(b) MARGIN ACCOUNTS: Access Persons are permitted to maintain margin accounts, however are required to obtain prior approval of any trades resulting from a margin call. Any trades executed without pre-clearance, regardless of their stemming from a margin call, will be considered a violation under this Code.

(c) OPTIONS, WARRANTS/RIGHTS: Access Persons are required to obtain prior approval of the purchase or sale of any option, warrant and right. While the expiration of these instruments does not require pre-clearance, the exercising of them does.

(d) CONVERTIBLE SECURITIES: Pre-clearance is required prior to the conversion of any convertible securities, including those with an automatic conversion feature.

(e) ADRs: The purchase and sale of ADRs must be pre-cleared, including their cancellation.

(f) INVESTMENT FUNDS (ETF, CLOSED END REIT, ETC.): With the exception of those investment fund securities listed as exempt securities, all investment funds require pre-approval.

(g) SYSTEMATIC PLANS: All transactions executed pursuant to a systematic plan in non-exempt securities must be precleared. To preclear a systematic plan rather than each individual transaction under the plan, contact Compliance in advance of plan commencement.

4.5      PRE- CLEARANCE EXEMPT SECURITIES REQUIRING NOTIFICATION

         The following securities are exempt from the requirement for prior approval. Compliance must be notified of the purchase or sale of the securities as per the reporting procedures in this Code:

         Investment Fund securities

            o open-end mutual funds managed by AGFA, AGF Funds Inc. or its affiliates
            o segregated funds (e.g. personal insurance contracts), and private pooled trust funds (e.g. hedge funds)

AGF Investments America Inc. Code of Ethics for Personal Trading            2009

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            Government issued or guaranteed securities:
                  o     by the Government of Canada,
                  o     by any provincial government of Canada, and
                  o     by the federal Governments of a developed country.

            Deposits

                  o     guaranteed investment certificates,
                  o     certificates of deposit, and
                  o other deposits with financial institutions (although they may not technically be "securities").

            Short-Term debt securities

                  o     maturing in less than 91 days from their date of issue.

            Derivatives

                  o options, futures or other derivatives on any broadly based market indices including market indices in Canada, United States, United Kingdom, Europe (and any country therein), Asia (and any country therein), and Emerging Markets.

4.6      PRE- CLEARANCE AND NOTIFICATION EXEMPT SECURITIES

         The following securities are exempt from the requirement for prior approval and Compliance notification.

                  o Direct obligations of the U.S. government (e.g., treasury securities);
                  o Bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements;
                  o Units or Shares issued by money market funds (Excluding funds managed by AGFA. AGF Funds Inc or its Affiliates);
                  o Units or Shares of open-end mutual funds that are NOT advised or sub-advised by AGFA, AGF Funds Inc, or its affiliates.

         The above securities have been designated as exempt securities because trading in those securities by Access Persons will generally not generate a conflict with a Managed Account (e.g. likely not be the other side of a Managed Account trade), affect the value or performance of the securities or limit their availability to the Managed Accounts and because trading in those securities by the Managed Accounts will not provide a personal benefit to the Access Person. Compliance, reserves the right to amend the above list as required at any time.

4.7      OBTAINING PRIOR APPROVAL

         The following practices have been adopted to ensure that only personal trades which do not conflict with the best interests of the Managed Accounts and which do not provide a benefit to the Access Person from any anticipated Managed Account trading will be approved by Compliance AGFA:

(a) NO CONFLICT BY ACCESS PERSON: The Access Person must advise Compliance, or a designated individual in AGFA (where applicable, incorporated into the AGF Pre-Clearance System) that he or she:

                  o does not possess material non-public information relating to the security;
                  o is not aware of any proposed trade or investment program relating to that security by any of the Managed Accounts;

AGF Investments America Inc. Code of Ethics for Personal Trading            2009

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                  o     believes the proposed trade has not been offered because
                        of the Access Person's position in AGFA. and is available to any market participant on the same terms;
                  o believes the proposed trade does not contravene any of the prohibited activities listed in Section 4.2; and
                  o will provide, on a timely basis, any other information requested by Compliance, or a designated individual in AGFA., concerning a personal trade.

(b) SPECIAL RULES FOR PRIVATE PLACEMENTS. Private placements will not be approved unless, in addition to the requirements for the approval of other trades, Compliance, or a designated individual in AGFA, is satisfied, based on the information supplied to it by the Access Person requesting approval for the trade, that the issuer is a "private company" under the Investment Advisors Act of 1940, or equivalent, and the Access Person has no reason to believe that the issuer will make a public offering of its securities in the foreseeable future. Examples include:

                  o shares, units or similar evidence of ownership of private companies, private partnerships and other issuers where the Access Person has a close personal or business relationship (other than a relationship arising from the Access Person's position with AGFA) with the founder or promoter of the issuer; and
                  o tax shelters that are generally available on a private placement basis.

(c) SPECIAL RULES FOR INITIAL PUBLIC OFFERINGS. Trades in IPOs will be treated in the same manner as any other non-exempted security for pre-approval purposes. IPOs will differ however, in that the Access Person must provide Compliance, or a designated individual in AGFA, with relevant offering documentation in connection with the IPO, including the offering closing date. Unlike approvals for trades in other securities, an approval of a request to participate in an IPO will remain valid until the closing date of the offering or the date Compliance, or a designated individual in AGFA, revokes approval, whichever is earlier.

(d) SPECIAL RULES FOR STOP LOSS INSTRUCTIONS ON PERSONAL TRADES. In the event an Access Person intends to issue a Stop Loss instruction to a broker regarding any security, the Access Person must obtain prior approval for the securities to which the Stop Loss instruction applies prior to giving the broker the instruction. In addition to following the usual preclearance process (e.g. AGF preclearance system, where applicable), the Access Person must also notify Compliance, or a designated individual in AGFA, by email or other written form of the Stop Loss instruction, detailing the account, the broker and the securities involved. Approval by Compliance, or a designated individual in AGFA, of sell trades will remain valid until the earlier of, the end of the month the approval was granted or Compliance or a designated individual in AGFA revokes approval. In the event the Stop Loss instruction is to remain in effect for the subsequent month, the Access Person must resubmit a pre-approval request, along with the Stop Loss instruction email or other written form to Compliance on the first business day of the subsequent month.

(e) THIRD-PARTY MANAGED (PERSONAL) INVESTMENT ACCOUNTS. Where an Access Person has an investment account with a third-party portfolio investment management firm and the firm has been granted discretion over the management of the assets in the account, the transactions in the discretionary managed account qualify for exemption from the requirement to obtain pre-approval. In order to obtain the exemption the Access Person must execute a declaration obtained from Compliance or a designated individual in AGFA concerning the account and must also ensure duplicate statements are forwarded to Compliance directly by the third-party portfolio investment management firm.

(f) COMPLIANCE REVIEW. Compliance or a designated individual in AGFA will review all relevant information and will only grant approval for the proposed personal trade when it is satisfied the trade will not be contrary to the best interests of the Managed Accounts and does not contravene any of the other restrictions imposed by this Code.

AGF Investments America Inc. Code of Ethics for Personal Trading            2009

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(g)      TRADING APPROVAL PERIOD. Compliance or a designated individual in AGFA will determine the period of time during which the Access Person may conduct the approved trade. The Access Person must re-apply for pre-approval if any part of the approved trade has not been completed by the end of the trading approval period and the Access Person still wishes to complete the remainder of the trade. Typically, pre-approval is granted for 2 business days, which includes the day the approval was granted. Longer pre-approvals may be granted from time to time based on the nature of the request (for example Stop Loss instructions or IPO transactions). Regardless, no pre-approval shall extend beyond one month.

(h) REVOKED TRADING APPROVALS. Compliance may revoke approvals granted to Access Persons within the approved trading period based on information received in connection with the security, the transaction or activities regarding the Managed Accounts. Compliance will immediately issue a notice revoking the approval. Where the Access Person's broker has not successfully completed (i.e. filled) the approved order, the Access Person must immediately contact their broker to cancel the order. Otherwise, the Access Person must immediately notify Compliance in writing of the trade fill details, including timing.

(i) DE MINIMUS AND OTHER EXCEPTIONS. Compliance or a designated individual in AGFA, may grant de minimus and other exceptions to permit a personal trade to proceed where there is no likelihood of the trade being contrary to or in conflict with the best interests of the Managed Accounts. For example, Compliance or a designated individual in AGFA may elect to waive the 5 trading days blackout period described below where the Managed Accounts have disposed of all of their shares of the relevant security and the Access Person also wishes to sell the same security.

4.8      BLACKOUT PERIODS

If the Access Person is a portfolio manager, Compliance or a designated individual in AGFA will generally not approve the proposed trade where there has been trading in a security of the same issuer by a Managed Account managed by that same portfolio manager within the previous 5 trading days, or such reasonable time as determined by AGFA. In all other cases Compliance or a designated individual in AGFA, will generally not approve the proposed trade by the Access Person where trading in a security of the same issuer by any of the Managed Accounts occurred during the previous trading day.

4.9      TRADING ACTIVITY

         All Access Persons of AGFA are strongly discouraged from engaging in excessive trading (trading in a manner that disrupts or interferes with one's duties and responsibilities) for their personal accounts. In addition, Access Persons are discouraged from engaging in frequent trading in the same securities (e.g. day trading).

4.10     PERSONAL TRADING REPORTING PROCEDURES

         An Access Person must:

(a) BROKERAGE: Disclose immediately to Compliance each brokerage account with a registered securities dealer at the time of opening and/or when the individual first becomes an Access Person. This disclosure is required regardless of the intent to only hold exempted securities in such account.

(b) INITIAL LIST OF HOLDINGS. At the time of becoming an Access Person, provide Compliance with a complete list (the number of securities and the names of the securities) of the securities for all accounts covered by this Code using
Schedule I of the Code.

AGF Investments America Inc. Code of Ethics for Personal Trading            2009

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(c) COPIES OF ACCOUNT STATEMENTS. Instruct their dealer(s) to provide duplicate copies of all statements for the accounts covered by this Code on a timely basis to Compliance, or a designated individual in AGFA. A sample dealer direction letter can be found in Schedule II of the Code.

(d) CONFIRMATION OF APPROVED TRADES. Instruct their dealer(s) to provide duplicate copies of all trade confirmations for the accounts covered by this Code on a timely basis to Compliance, or a designated individual in AGFA. A sample dealer direction letter can be found in Schedule II of the Code.

(e) MONTHLY DISCLOSURE STATEMENTS. Disclose all executed trade details for the month using the Monthly Disclosure Form. The Monthly Disclosure Form shall only include trade details for pre-approved trades. Where a trade was executed without prior approval, disclosure of this fact, including the trade details, must be provided in writing to Compliance immediately and no later than 1 month following submission of the Monthly Disclosure Form for the month in which the unapproved trade was executed. Where there are no executed trades for the month, a declaration of that fact must still be made in the submission of the Monthly Disclosure Form.

Failure to comply with these reporting procedures will be considered a violation of this Code.

4.11     COMPLIANCE REVIEW PROCEDURES

(a) REVIEW OF REPORTED TRADES. Compliance or a designated individual in AGFA will review on a regular basis reports submitted by Access Persons to ensure compliance with the personal trading procedures in this Code.

(b) CONFIDENTIALITY OF INFORMATION. All information received by Compliance or a designated individual in AGFA will be kept strictly confidential and will only be disclosed to other authorized individuals where the disclosure is required to administer this Code, or is required by securities regulators or other competent legal authorities. Both Compliance or a designated individual in AGFA and the Access Person are required to keep details of personal trading approval requests confidential (whether the trades are permitted or denied), subject to any legal obligation to report the trade under U.S. securities laws or other similar requirements.

(c) ENFORCEMENT OF PERSONAL TRADING PROCEDURES. Compliance or a designated individual in the AGFA will issue a written warning to offending Access Persons for any violations of the personal trading procedures in this Code. Such warnings will be copied to the direct supervisor of the Access Person. Violations not remedied within prescribed deadlines will be reported to the head of the business department of the Access Person. In the event the violation continues to remain outstanding, it will be escalated to the Chief Compliance Officer or another member of senior management of AGFA. Compliance will report all violations of personal trading procedures and the corrective action taken by AGFA to the President of AGFA and to the Board of Directors of AGFA.

(d) BREACH OF CODE. An Access Person must report to Compliance or a designated individual in AGFA any violations of this Code that comes to their attention. If an Access Person breaches any of the provisions of the Code, knowingly or unknowingly, the Access Person will be issued a written warning and a copy placed on file. In the event of a second breach an Access Person may have their employment responsibilities revised, be required to forfeit any trading profits, be suspended or be terminated. In the event any breach of the Code constitutes a violation of any securities law, an Access Person may be terminated with cause and may also face additional punishment under U.S. securities laws. Access Persons must cooperate fully in any investigations initiated by the Company under the Code or by securities regulators or other competent legal authorities.

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SPECIAL RULES FOR OFFICERS AND DIRECTORS

5.1      REPORTING OF SIGNIFICANT INTEREST

Officers and directors are required to report any direct or indirect holding in excess of 5% in any company, using prescribed forms, to Compliance.

ANNUAL REVIEW

6.1      AUTHORITY TO REVIEW AND APPROVE CODE

In their effort to act in the best interests of the investors in the Managed Accounts under this Code, the President and the Chief Compliance Officer (CCO) of AGFA are responsible for reviewing all personal trading rules and other provisions of this Code and for monitoring the administration of this Code. The President of AGFA is responsible for approving the provisions of this Code.

6.2      ANNUAL REPORT TO THE BOARD OF AGFA

         Compliance will provide a written report, at least annually, to the Board summarizing:

            o     compliance with this Code for the period under review;
            o     violations of this Code for the period under review;
            o sanctions imposed under this Code during the period under review;
            o     changes in procedures recommended for this Code; and
            o     any other information requested by the Board.

6.3      ANNUAL REVIEW OF THE CODE

         After receiving Compliance's report, the President and CCO of AGFA will review this Code to ensure that its administration is adequate and to identify any amendments that may be necessary in light of legal and business developments and current experience in administering this Code. The President and CCO will recommend such amendments to the Board of Directors for consideration.

ANNUAL CERTIFICATION OF COMPLIANCE

7.1      CERTIFICATION BY EMPLOYEES

         Each Access Person will be required to certify annually that each has read the applicable Code of Ethics for Personal Trading and has complied with all applicable requirements of that Code.

AGF Group of Companies Code of Ethics for Personal Trading                  2009

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SCHEDULE  I
LIST OF SECURITIES HOLDINGS

LIST OF SECURITIES HOLDINGS IN INVESTMENT/BROKERAGE ACCOUNTS REGISTERED IN MY NAME; INVESTMENT/BROKERAGE ACCOUNTS FOR WHICH I AM ABLE TO, DIRECTLY OR INDIRECTLY, EXERCISE INVESTMENT OR VOTING CONTROL; AND INVESTMENT/BROKERAGE ACCOUNTS IN WHICH I HAVE A BENEFICIAL INTEREST

(You may exclude all holdings in exempt securities as listed in Section [4.6] of the Code of Ethics on Personal Trading)

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ACCOUNT # & NAME        RELATIONSHIP      BROKER NAME &        SECURITIES HOLDINGS            ACCOUNT TYPE (I.E.
OF ACCOUNT HOLDER                         ADDRESS                                             CORPORATE, JOINT, SDRSP,
                                                               (INCLUDING QUANITIY, PRICE,    RSP, CASH, OTHER)
                                                               TOTAL VALUE OF HOLDINGS)
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

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

I certify that the above is a complete list of all securities holdings in investment/brokerage accounts registered in my name; investment/brokerage accounts for which I am able to, directly or indirectly, exercise investment or voting control; and investment/brokerage accounts in which I have a beneficial interest.


------------------------------------------------
Signature




------------------------------------------------
Name (Print)




------------------------------------------------
Date


AGF Group of Companies Code of Ethics for Personal Trading                  2009

SCHEDULE  II

SAMPLE LETTER TO SEND TO INVESTMENT ADVISORS/BROKERS TO REQUEST DUPLICATE TRADE CONFIRMATION AND ACCOUNTS STATEMENTS THAT ARE COVERED BY THIS CODE

{Investment Advisor/Broker's Name}
{Investment Advisor/Broker's Address}


Dear {Investment Advisor/Broker}

RE: ACCOUNT NUMBER(S)

Please send a duplicate copy of all trade confirmations and account(s) statements relating to the above account(s) to:

         Attn: Compliance
         AGF Management Limited
         P.O. Box 343
         Toronto Dominion Centre
         Toronto, Ontario
         M5K 1K7


Yours sincerely,


{Employee's Signature}
{Employee's Name

AGF Group of Companies Code of Ethics for Personal Trading                  2009